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                                 NEWS RELEASE
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                          NORTHERN TRUST CORPORATION
                            50 South LaSalle Street
                           Chicago, Illinois  60675
                 Contact:  Laurie McMahon, Investor Relations
                           (312) 444-7811   or
                           Sue Rageas, Public Relations
   Release #01442          (312) 444-4279
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FOR IMMEDIATE RELEASE
- ---------------------
NORTHERN TRUST CORPORATION REPORTS RECORD 1996 FIRST QUARTER EARNINGS OF $1.04 PER SHARE, UP 22%

(Chicago, April 15, 1996) Northern Trust Corporation reported record net income of $61.5 million for the first quarter, an increase of 25% from the $49.3 million earned in the first quarter of last year. Net income per common share increased 22% to $1.04 from $.85 a year ago. This earnings performance resulted in a return on average common equity of 18.35%.

     William A. Osborn, Chairman and Chief Executive Officer, said, "We are very pleased that the momentum in our core businesses continues to be strong. Financial results for the first quarter exceeded all of our key corporate targets, with strong revenue growth across each of our products and services. The increase in net income reflects the leverage of a 12% increase in total revenues combined with a 4% increase in operating expenses. The modest growth in expenses, which includes incremental expenses from three 1995 acquisitions, demonstrates the effect of Northern's cost control initiatives. Trust fees, the largest single component of revenues, grew 19% to a record $143.9 million and accounted for 50% of total revenues. Total trust assets increased 6% from year-end 1995 to $649 billion at March 31, 1996."

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                                      -2-


                     FIRST QUARTER PERFORMANCE HIGHLIGHTS

     Trust fees from Corporate & Institutional Services (C&IS) in the quarter grew 25% and totaled $72.8 million compared to $58.2 million in the year ago quarter. These revenues are derived from a full range of custody, investment and advisory services for the retirement and other asset pools of our corporate and institutional clients worldwide. Fees generated by RCB International, Inc.
(RCB), an October 31, 1995 acquisition, accounted for $6.0 million of the trust fee growth. The remainder of the increase in C&IS trust fees resulted from substantial new business, strong growth in custody service revenues, a higher volume of security lending activity and growth in investment management fees. Northern's innovative technology, relationship focus, financial strength, and product expertise were important factors for clients who chose Northern as their service provider or expanded existing relationships. Total C&IS trust assets under administration increased $30.4 billion during the quarter to $574.7 billion at March 31, 1996, of which $70.3 billion is managed by Northern Trust. Included in the total is approximately $87 billion of global custody assets.

     Trust fees from Personal Financial Services (PFS) grew 14% to $71.1 million compared to $62.6 million in the year ago quarter. PFS trust fee growth resulted primarily from new business and higher market values. During the first quarter, Northern expanded its Florida presence by opening new offices in Bonita Springs and Delray Beach, bringing to 21 the total number of offices in this high-growth market. Northern's network of Personal Financial Service offices at quarter end included 52 locations in Illinois, Florida, California, Arizona, and Texas. Total personal trust assets under administration increased $4.5 billion over year-end 1995 and totaled $74.1 billion at March 31, 1996, with $44.2 billion under management.

     Other noninterest income increased 7% and totaled $43.8 million compared to $40.8 million in the first quarter of 1995. The principal items included in other

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                                      -3-

                FIRST QUARTER PERFORMANCE HIGHLIGHTS (CONTINUED)

noninterest income are foreign exchange trading profits and treasury management fees. Foreign exchange trading profits were $12.5 million in the first quarter, an increase of 12% from the year ago quarter. Foreign exchange trading profits continue to benefit from the increase in cross-border investment activities of Master Trust/Master Custody clients, although they are also affected by market volatility. Fees from treasury management services were $13.0 million, up 5% from last year. Total treasury management revenues from both fees and earnings on compensating deposit balances were $20.5 million, an increase of 6% from the first quarter of 1995, and reflect growth in all treasury management products, particularly electronic services. Other operating income in the first quarter also benefited from higher fees on certain trust-related overnight advances.

     Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled a record $102.0 million, up 4% from the $98.1 million reported in the first quarter last year. The increase in net interest income reflects acquisitions and higher levels of earning assets concentrated primarily in residential mortgages, commercial and industrial loans, and short-term government securities. The net interest margin was 2.21%, essentially unchanged from the 2.22% reported for the fourth quarter of 1995 but down from the 2.43% reported in the year ago quarter. The flat yield curve experienced in the first two months of the quarter narrowed spreads between yields on short-term assets and rates paid on retail deposits and various short-term funding sources.

     Credit quality remains strong. Nonperforming loans of $30.6 million were down slightly from year-end. They represent .31% of total loans and were covered 4.8 times by the $147.2 million reserve for credit losses. First quarter net charge-offs totaled $4.9 million compared to $1.6 million reported one year ago. The $5.0 million provision

                                    -more-
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                                      -4-

                FIRST QUARTER PERFORMANCE HIGHLIGHTS (CONTINUED)

for credit losses, up from $1.5 million a year ago, was made in light of charge-offs in the commercial loan portfolio and maintained the reserve for credit losses at its 1995 year-end level.

     Noninterest expenses of $184.0 million were up $6.7 million or 4% from the first quarter of 1995. Operating expenses of the three businesses acquired in 1995 accounted for approximately $8.6 million of these expenses in 1996, while the 1995 second half reduction in FDIC insurance premiums lowered quarterly expenses for 1996 by $4.0 million. Relative to the fourth quarter of 1995, expenses increased $5.5 million due largely to salary merit increases, additional depreciation and amortization expense for the new year, and the fact that the fourth quarter included only two months of RCB expenses. Northern continues to invest in technology and expansion of its network of personal trust and banking offices. The incremental costs of these strategic programs in the first quarter have been largely offset by savings obtained through Northern's expense control initiatives.

     Salaries and benefits, which represent 59% of total noninterest expenses, increased to $108.1 million from $104.0 million in the year ago quarter. The principal items contributing to the change were merit increases, incentive compensation, and staff additions resulting from 1995 acquisitions and to support Northern's growing retirement services activities. These increases were partially offset by a decline in staff levels in other areas of the Corporation and cost savings from changes in several benefit plans effective January 1, 1996. Staff on a full-time equivalent basis at March 31, 1996 totaled 6,536 which is essentially the same as year-end.

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                                      -5-

                                 BALANCE SHEET

     Balance sheet assets averaged $20.9 billion for the quarter, up 14% from last year's average of $18.4 billion, reflecting growth in loans and securities. Loans and leases averaged $9.8 billion for the quarter, an increase of $1.2 billion or 15%. Residential mortgages increased from $3.3 billion in 1995 to average $3.9 billion and now represent 40% of the total loan portfolio. Commercial and industrial loans also increased and averaged $3.1 billion during the quarter compared to $2.9 billion in the first quarter of 1995. The securities portfolio increased $1.0 billion to average $6.7 billion. This increase reflects investments in short-term government securities.

     Common stockholders' equity averaged $1.32 billion, an increase of 16% from the first quarter of 1995. The increase primarily reflects the growth in retained earnings, offset by the repurchase of common stock pursuant to the Corporation's 4 million share buyback program. During the quarter the Corporation acquired 566,306 shares at a total cost of $30.5 million. An additional 1.7 million shares remain to be purchased under this program. In January 1996, the Corporation issued approximately 1.2 million shares of common stock on conversion of its $50 million Series E convertible preferred stock, which had been called for redemption. The conversion has no impact on fully diluted net income per common share since the shares issued upon conversion were reflected previously in the Corporation's fully diluted shares.



                                     / / /
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                                                                          Page 1
                          NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)


STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)

                                                        FIRST QUARTER
                                            ===================================
                                               1996        1995     % Change *
                                            ===================================
Net Interest Income (Taxable Equivalent)      $102.0       $98.1        4.0%
Less: Taxable Equivalent Adjustment              8.6         9.6       (9.6)
                                            --------      ------     ------
Net Interest Income                             93.4        88.5        5.5
Provision for Credit Losses                      5.0         1.5      233.3

Noninterest Income
  Trust Fees                                   143.9       120.8       19.1
  Treasury Management Fees                      13.0        12.3        5.2
  Foreign Exchange Trading Profits              12.5        11.2       11.5
  Security Commissions & Trading Income          6.3         5.9        6.9
  Other Operating Income                        11.7        11.3        4.7
  Investment Security Transactions               0.3         0.1        N/M
                                            --------      ------     ------
Total Noninterest Income                       187.7       161.6       16.2

Noninterest Expenses
  Salaries                                      87.7        82.5        6.2
  Pension and Other Employee Benefits           20.4        21.5       (4.8)
  Occupancy Expense                             15.8        14.2       11.2
  Equipment Expense                             13.6        12.6        8.3
  Other Operating Expenses                      46.5        46.5        N/M
                                            --------      ------     ------
Total Noninterest Expenses                     184.0       177.3        3.8
                                            --------      ------     ------

Income Before Income Taxes                      92.1        71.3       29.2
Provision for Income Taxes                      30.6        22.0       39.0
                                            --------      ------     ------

NET INCOME                                     $61.5       $49.3       24.8%
                                            ========      ======     ======


Net Income Per Common Share
  Primary                                      $1.05       $0.86       22.5%
  Fully Diluted                                 1.04        0.85       22.3

Return on Average Common Equity                18.35%      16.84%
Average Common Equity                       $1,320.4    $1,136.0       16.2%
Return on Average Assets                        1.19%       1.09%

Common Dividend Declared per Share             $0.31       $0.26       19.2%
Preferred Dividends (millions)                   1.3         2.1      (39.4)

Average Common Shares Outstanding (000s)
  Primary                                     57,491      55,168
  Fully Diluted                               57,922      56,395

(N/M) Not Meaningful
  (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

                                                                   Page 2
                          NORTHERN TRUST CORPORATION
               (Supplemental Consolidated Financial Information)


BALANCE SHEET ($ IN MILLIONS)
                                                          MARCH 31
                                            -----------------------------------
                                               1996       1995       % Change *
                                            -----------------------------------
Assets
   Money Market Assets                      $ 2,002.1    $ 1,958.3         2.2 %
   Securities                                 6,087.3      5,495.1        10.8
   Loans and Leases                          10,025.6      8,875.7        13.0
                                            ---------    ---------     --------
      Total Earning Assets                   18,115.0     16,329.1        10.9
   Reserve for Credit Losses                   (147.2)      (145.8)        1.0
   Other Nonearning Assets                    2,333.9      2,552.8        (8.6)
                                            ---------    ---------     --------
      Total Assets                          $20,301.7    $18,736.1         8.4 %
                                            =========    =========     ========

Liabilities and Stockholders' Equity
   Total Interest-Bearing Deposits           $9,181.4    $ 8,870.3         3.5 %
   Borrowed Funds                             5,685.8      4,512.4        26.0
   Notes Payable (incl. Senior Notes)           641.1        636.8         0.7
                                            ---------    ---------     --------
      Total Interest-Related Funds           15,508.3     14,019.5        10.6
   Demand & Other Noninterest-Bearing
    Deposits                                  2,919.0      2,739.6         6.6
   Other Liabilities                            405.8        628.9       (35.5)
                                            ---------    ---------     --------
      Total Liabilities                      18,833.1     17,388.0         8.3
   Common Equity                              1,348.6      1,178.1        14.5
   Preferred Equity                             120.0        170.0       (29.4)
                                            ---------    ---------     --------
      Total Liabilities and Stockholders'
       Equity                               $20,301.7     18,736.1         8.4 %
                                            =========    =========     ========




AVERAGE BALANCE SHEET ($ IN MILLIONS)
                                                        FIRST QUARTER
                                            -----------------------------------
                                               1996       1995       % Change *
                                            -----------------------------------
Assets
   Money Market Assets                      $ 2,065.9    $ 2,104.1        (1.8)
   Securities                                 6,734.9      5,732.3        17.5
   Loans and Leases                           9,777.3      8,535.9        14.5
                                            ---------    ---------    ---------
      Total Earning Assets                   18,578.1     16,372.3        13.5
   Reserve for Credit Losses                   (147.2)      (145.3)        1.3
   Other Nonearning Assets                    2,419.1      2,141.5        13.0
                                            ---------    ---------    ---------
      Total Assets                          $20,850.0    $18,368.5        13.5 %
                                            =========    =========    =========

Liabilities and Stockholders' Equity
   Total Interest-Bearing Deposits           $9,876.6    $ 9,349.1         5.6 %
   Borrowed Funds                             5,242.4      3,771.2        39.0
   Notes Payable (incl. Senior Notes)           649.2        714.4        (9.1)
                                            ---------    ---------    ---------
      Total Interest-Related Funds           15,768.2     13,834.7        14.0
   Demand & Other Noninterest-Bearing
    Deposits                                  3,176.3      2,854.9        11.3
   Other Liabilities                            449.7        372.9        20.6
                                            ---------    ---------    ---------
      Total Liabilities                      19,394.2     17,062.5        13.7
   Common Equity                              1,320.4      1,136.0        16.2
   Preferred Equity                             135.4        170.0       (20.4)
                                            ---------    ---------    ---------
      Total Liabilities and Stockholders'
       Equity                               $20,850.0     18,368.5        13.5 %
                                            =========    =========    =========


                          NORTHERN TRUST CORPORATION                  Page 3
               (Supplemental Consolidated Financial Information)

Quarterly Trend Data ($ In Millions)         1996                      1995
                                            Quarter                  Quarters
                                            -------  ---------------------------------------
                                             First      Fourth     Third      Second   First
                                            -------   ---------------------------------------
Net Income Summary
- ------------------
   Trust Fees                               $143.9      $133.6     $127.3     $123.3   $120.8
   Other Noninterest Income                   43.8        41.0       46.1       45.2     40.8
   Net Interest Income (Taxable Equivalent)  102.0       100.7       98.9       97.5     98.1
                                            ------      ------     ------     ------   ------
     Total Revenue (Taxable Equivalent)      289.7       275.3      272.3      266.0    259.7
   Provision for Credit Losses                 5.0         1.0        2.0        1.5      1.5
   Noninterest Expenses                      184.0       178.5      175.5      177.9    177.3
                                            ------      ------     ------     ------   ------
     Pretax Income (Taxable Equivalent       100.7        95.8       94.8       86.6     80.9
   Taxable Equivalent Adjustment               8.6         9.0        9.5        9.5      9.6
   Provision for Income Taxes                 30.6        27.3       27.2       24.0     22.0
                                            ------      ------     ------     ------   ------
     Net Income                              $61.5       $59.5      $58.1      $53.1    $49.3
                                            ======      ======     ======     ======   ======
Per Common Share
- ----------------
   Net Income: Primary                       $1.05       $1.01      $0.99      $0.90    $0.86
               Fully Diluted                  1.04        1.00       0.98       0.89     0.85
   Dividend Declared                          0.31        0.31       0.26       0.26     0.26
   Book Value (EOP)                          23.81       23.04      22.37      21.84    21.04
   Market Value (EOP)                        54.00       56.00      46.00      40.25   35.125

Ratios
- ------
   Return on Average Common Equity           18.35%      18.19%     18.11%     17.09%   16.84%
   Return on Average Assets                   1.19        1.16       1.14       1.13     1.09
   Net Interest Margin                        2.21        2.22       2.21       2.35     2.43
   Productivity Ratio*                         157%        154%       155%       150%     146%
   Risk-based Capital Ratios:
       Tier 1                                  9.1         8.8        8.9        9.2      9.4
       Total (Tier 1 + Tier 2)                12.7        12.5       12.7       12.3     12.8
       Leverage                                6.1         6.2        6.2        6.6      6.6

Trust Assets ($ Billions) - EOP
- -------------------------------
   Corporate                                $574.7      $544.3     $519.0     $484.9   $459.0
   Personal                                   74.1        69.6       66.4       64.4     60.9
                                            ------      ------     ------     ------   ------
     Total Trust Assets                     $648.8      $613.9     $585.4     $549.3   $519.9
                                            ======      ======     ======     ======   ======
   Memo: Managed Assets                      114.5       105.5       97.2       91.1     87.5

Asset Quality ($ Millions) - EOP
- -------------------------------
   Nonaccrual Loans                          $30.6       $31.9      $33.6      $33.3    $23.8
   Other Real Estate Owned (OREO)              1.5         1.8        1.8        1.2      1.6
                                            ------      ------     ------     ------   ------
     Total Nonperforming Assets              $32.1       $33.7      $35.4      $34.5    $25.4
                                            ======      ======     ======     ======   ======
     Nonperforming Assets/Loans & OREO        0.32%       0.34%      0.36%      0.37%    0.29%

   Net Charge-offs                            $4.9        $1.1       $1.8       $1.4     $1.6
   Net Charge-offs to Avg Loans (Annualized)  0.20%       0.05%      0.08%      0.06%    0.08%

   Reserve for Credit Losses                $147.2      $147.1     $147.3     $145.9   $145.8
   Reserve to Nonaccrual Loans                 481%        461%       437%       439%     611%

  (*) The productivity ratio is defined as total revenue on a taxable equivalent basis before the provision for credit losses, divided by noninterest expenses.